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                                                                    Exhibit 10.6

                        INDEPENDENT CONTRACTOR AGREEMENT

This Agreement is freely made and entered into this 1st day of December 2006, by and between Smoky Market Foods, Inc., dba Smoky Market or Smoky Systems (the "Company"), a Nevada corporation having its principle places of business at 1511
E. 2 Street, Webster City, IA 50595 and at 804 Estates Drive, Suite 100, Aptos, CA 95003, and Kenneth N. Hankin, an independent contractor, ("Contractor"), having its principle place of business at 14614 S. W. 174 Terrace, Miami, FL 33177.

WITNESSETH

WHEREAS, Company is engaged primarily in food manufacturing and the restaurant business, hereinafter known as Company's Business; and

WHEREAS, Company desires to retain the services of Contractor in connection with the conduct of Company's Business and Contractor desires to render services to Company, upon the terms and conditions hereinafter stated.

NOW THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties covenant and agree as follows:

     1. SERVICES: Let it be known that Company hereby retains Contractor and Contractor hereby agrees to render services upon the terms and conditions hereinafter set forth.

     2. RELATIONSHIP: The relationship of Contractor to Company, which is voluntarily established and agreed to, is that of an independent contractor and nothing in this Agreement shall be considered or construed to create the relationship of employer and employee, partner or servant, and Contractor shall be deemed at all times to be an independent contractor. Contractor will not be treated as an employee with respect to Contractor's services for Federal or State taxes or for any other purpose.

     3. POSITION: Services shall be rendered by Contractor having the position of Consultant for Public Affairs and Company, including Investor Relations and Public Relations, and in general, the management of the public business. Contractor will operate within the bylaws of Company and the goals, guidelines, budgets, directives, position description, policies and procedures now or at some later date established or approved by the Board of Directors or its designee. Contractor has no authority to bind or obligate Company by any promise or representation unless expressly authorized to do so by Company in writing and only for that specific situation as detailed in writing.

     4. TERM: Subject to the provisions for termination as hereinafter provided, the term of this Agreement, as amended from time to time, shall begin as of the date first written above and shall terminate one (1) day prior to the second anniversary of the date first written above (the "Anniversary Date").

     5. OTHER EMPLOYMENT: Services shall be rendered to Company for a minimum of ten (10) hours per week or such reasonable time as shall be needed to render such services. Company acknowledges that Contractor may, during the term of this Agreement, be engaged in other business activities and may be engaged in rendering the same or similar services for other companies.

     6. LIABILITY: It is understood that Company shall not be liable for the acts of Contractor or Contractor's employees, servants or agents in the performance by Contractor of Contractor's duties, except for acts caused directly by Company or by Company's employees, servants or agents. Contractor hereby agrees to indemnify and hold Company harmless from any and all claims, which may arise as a result of or in connection with Contractor's services and to reimburse Company for any and all costs incurred in the defense of said claims, including attorneys' fees. This does not relieve Contractor of any obligations or covenants.

     7. COMPENSATION: In consideration for the services to be performed by Contractor hereunder, Company shall pay or cause to be paid to Contractor, twenty-five thousand dollars ($25,000.00) in one lump sum on the date first written above, or in the alternative, pay said amount within forty-eight (48) hours of any funding of two hundred fifty thousand dollars ($250,000.00) or more subsequent to the Anniversary Date, and shall pay fifty thousand dollars ($50,000.00) per year to Contractor on each Anniversary Date thereafter, as long as this Agreement is effective. Should the Company not issue a notice to terminate this Agreement as detailed in Item 15 below, sixty (60) days prior to the first Anniversary Date, then Contractor shall automatically be due the aforementioned amount of money on the Anniversary Date even if the Contractor issues the notice to terminate this Agreement during that sixty (60) day period prior to the Anniversary Date.


Company ______                     Page 1 of 4                 Contractor ______
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     8. ADDITIONAL COMPENSATION: It is further agreed to by the Company to sell to Contractor, and Contractor shall purchase for cash, payable by check, one million two hundred fifty thousand (1,250,000) shares of the Company's stock on the date first written above and one million (1,000,000) shares of the Company's stock on the first Anniversary Date provided this Agreement is then effective at a price of one thousandth of a dollar ($.001) per share. Said stock certificates shall be issued within two (2) weeks of receipt of payment and shall have piggyback registration rights. If an SB-2 Registration is being, or will be processed when or after the stock is issued, said stock shall be included in that SB-2 Registration. Should the Company not issue a notice to terminate this Agreement as detailed in Item 15 below, sixty (60) days prior to the Anniversary Date, then Contractor shall automatically be due the stock certificate on the Anniversary Date even if the Contractor issues the notice to terminate this Agreement during that sixty (60) day period prior to the Anniversary Date.

     9. ILLEGAL COMPENSATION: It is understood, agreed to and acknowledged by Contractor, that Contractor shall not, nor shall Contractor allow anyone under his supervision, to receive from a third party, directly or indirectly, any bribes, kickbacks, donations, loans, commissions or other payments, regardless of form, whether in money, property, or services, in connection with any business transaction in which Company is directly or indirectly involved. Company shall be the only one to make any compensation to Contractor relating to any business transaction in which Company is involved. Company expressly reserves its full rights during the term of this Agreement to discharge for cause, Contractor violating any provisions of this article and to cancel this Agreement on that account.

     10. EXPENSES: Authorized expenses shall be reimbursed to Contractor for reasonable expenditures such as Company pre-approved travel and entertainment, which may be incurred in promoting the business of Company while Contractor performs Contractor's duties and responsibilities under this Agreement. Contractor will only be reimbursed such authorized expenditures upon presentation to Company of an itemized accounting of such expenditures along with receipts relating thereto to Company, and Contractor will not be reimbursed for more than five thousand dollars ($5,000.00) in expenses per month without prior written approval.

     11. CONFIDENTIAL INFORMATION: It is hereby understood, agreed to and acknowledged by Contractor that during the normal course of Contractor's services, Contractor has had or will have access to certain valuable and confidential information of a special and unique nature relating to Company's Business, including, but not limited to, Company's customer and/or client list, suppliers and/or providers, cost information, operations, business practices, financial information, procedures, and marketing techniques and programs, collectively referred to as "Confidential Information" and shall include any information, which Contractor has used, learned or contributed to during the term of this Agreement regardless of whether it is in written or other tangible form that is not generally available to the public and may give one who uses it a competitive advantage over Company. Contractor covenants and agrees, except as is necessary and proper during the course of Contractor's services, that Contractor shall not, at any time while rendering services or at any time after the termination of such services, irrespective of the time, manner or cause of such termination, directly or indirectly use for himself or herself or disclose to any other person, firm or corporation, any of the Confidential Information. Upon termination of this Agreement, irrespective of the time, manner or cause of such termination, Contractor shall surrender to Company any and all Confidential Information and materials, including, but not limited to, drawings, manuals, reports, documents, Company's customer and/or client list, suppliers and/or providers, photographs, maps, surveys and the like, including all copies thereof, that he or she has in his or her possession relating to the Company's business or its affiliates. Contractor acknowledges that all such material is the property of Company solely and that Contractor has no right, title or interest in or to such materials.

     12. NON-COMPETITION: Recognizing that an important element of the success of Company's Business is the information, training, and business and employee relationships entrusted to its employees, Contractor hereby agrees that during the time while rendering services and for a period of two (2) years following the termination of this Agreement, irrespective of the time, manner or cause of such termination, that Contractor shall not, directly or indirectly, through employment, services or advice to any individual, or partnership of which he or she is a partner or employee, or through any corporation, or other entity in which he or she has any interest, or by whom he or she is employed, induce any executive, administrative, sales or other employee of Company or any of its affiliates to leave Company's employment or compete with Company or any of its affiliates in any area of the United States or overseas in any activity in which Company or its affiliates may have been engaged within three (3) years prior to the termination of this Agreement. Contractor acknowledges that for a period of two (2) years following the termination of this Agreement, irrespective of the time, manner or cause of such termination, that Contractor shall not seek employment with the a business that competes with the Company in any county that Company has a physical presence nor contact any customers, clients, suppliers or providers, or potential customers, clients, suppliers or providers of Company or in any manner interfere with the relationship of Company and its current or potential customers, clients, suppliers or providers.

     13. GOVERNING LAW AND VENUE: This Agreement shall be governed by, and construed in accordance with the laws of the state of Florida without regard to principles of conflicts of law. In any dispute arising hereunder or in connection with this agreement the parties agree to submit to the jurisdiction of the Florida state court located in Miami-Dade County.


Company ______                     Page 2 of 4                 Contractor ______
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     14. VALIDITY: In the event that any provision of this Agreement is unenforceable under applicable law, the validity of enforceability of the remaining provisions shall be unaffected. If any court of competent jurisdiction shall hold that the restrictions contained in this Agreement are unenforceable or unreasonable regarding the time of duration or geographical area(s), then it is the intentions of the parties that this Agreement and the covenants contained within shall not thereby be terminated, but shall be deemed amended or reduced to the extent necessary to render it valid and enforceable. Such amendment is to apply only in the jurisdiction of the court that has made such adjudication.

     15. TERMINATION: Services with Company and this Agreement shall terminate upon the occurrence of Contractor's death. Company expressly reserves its full rights during the term of this Agreement and particularly the right to discharge Contractor for cause and to cancel this Agreement on that account. Causative termination may consist, by way of illustration and not limitation, of one or more of the following: conviction of a felony, fraud, disloyalty, moral turpitude, use of illegal drugs or substances, continual drunkenness or embezzlement. Company shall also have the right to cancel this Agreement and terminate Contractor's services hereunder at any time for material violation of the terms of this Agreement by Contractor. In any such case of discharge, cancellation or termination, written notice thereof shall be given to Contractor and shall be effective as of the date mailed in accordance with this Agreement or, if delivered, upon delivery to Contractor. In the event of the termination of this Agreement, Company shall pay to Contractor, the compensation due Contractor through Contractor's last day of service (pro-rated for any partial period). Company may terminate this Agreement without cause by giving Contractor ninety (90) days written notice, or in lieu of such written notice, by paying Contractor a consulting fee equivalent to ninety (90) days of consulting as determined pursuant to Section 7 hereof. Contractor may terminate this Agreement at any time by giving Company ninety (90) days written notice. Contractor's covenants and obligations under the terms of this Agreement shall survive the termination of this Agreement.

     16. BREACH OF AGREEMENT: It is acknowledged and agreed to by Contractor that the remedies at law for any breach by Contractor of this Agreement will be inadequate and that Company shall be entitled to injunctive relief, without bond, against Contractor in the event of any such breach In the event of a breach or threatened breach of any of Contractor's covenants contained in this Agreement, Company shall be entitled, in addition to any other legal or equitable remedies Company may have in connection herewith, to temporary, preliminary and/or permanent injunctive relief restraining such breach or threatened breach. Nothing herein shall be construed as prohibiting Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from Contractor. The provisions of this Section shall be construed as an agreement independent of any provision of this Agreement, and the existence of any claim or cause of action of Contractor against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of the provisions of this Section.

     17. LITIGATION: The successful or prevailing party in any legal action, litigation or other proceeding concerning this Agreement shall be entitled to recover its reasonable attorney's fees, including those incurred in interlocutory appeals and at all appellate levels, bankruptcy proceedings, post judgment remedies and collection, sales and use taxes thereon, if any, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appellate, bankruptcy and post-judgment proceedings), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

     18. WAIVER OF TRIAL BY JURY: The parties hereby knowingly, voluntarily and intentionally waive the rights they may have to a trial by jury in respect to any other litigation based hereon or arising out of, under or in connection with this agreement or any document executed in conjunction therewith, any course of conduct, course of dealing, statements (whether oral or written) or actions of or by either party. This provision is a material inducement for the execution by the parties to enter into this Agreement.

     19. ATTORNEYS' FEES AND COSTS: In the event it becomes necessary for either party to enforce its rights under this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, all costs of such enforcement, including reasonable attorneys' fees.

     20. NOTICE: Unless otherwise provided herein, all notices, requests, demands and other communications hereunder shall be in writing at the addresses first above set forth and delivered by personal service, Overnight Courier or by U.S. Postal Service Certified Mail, Return Receipt Requested, postage prepaid. Notices as to change of address shall become effective five business days subsequent to receipt of notice given in accordance with this paragraph. Notice given by personal service shall be effective upon the date delivered, if delivered, or the date of attempted delivery, if refused. Notice given by mail shall be effective on the fifth (5th) business day after posting. Copies to attorneys shall not be deemed notice to the parties unless otherwise agreed to in writing by both the parties and their individual attorneys.


Company ______                     Page 3 of 4                 Contractor ______
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     21. WAIVER: Failure by Company to enforce at any time any of the provisions of this Agreement or to require at any time performance by Contractor of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of Company thereafter to enforce each and every provision in accordance with the terms of this Agreement.

     22. HEADINGS: The headings, captions, section or Section numbers appearing in this Agreement are for ease of reference and convenience only, and shall in no way be deemed to define, modify, affect, limit or describe the scope, intent or content of this Agreement or of provisions to which they relate.

     23. SINGULAR OR PLURAL WORDS: Whenever used, the singular pronoun will include the plural, the plural will include the singular, and the uses of any gender will include all genders as required or necessary for proper grammatical reading or as the sense or context requires.

     24. DRAFTING PRESUMPTIONS: Any ambiguity in this Agreement shall not be construed in accordance with any presumption against the party initially drafting this Agreement. If any provision of this Agreement may be construed in two or more ways, such provision shall have the meaning which renders it valid and enforceable.

     25. SEVERABILITY: The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of the Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections or subsection or subsections had not been inserted.

     26. SURVIVAL: All provisions of this Agreement which by their terms or nature extend beyond termination of the Agreement shall survive the termination of this Agreement.

     27. BINDING EFFECT: The provisions of this Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors in interest, permitted assigns, personal representatives, estates, heirs, legatees of each of the parties hereto, but shall not be assignable by Contractor without the prior written consent of Company. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any other person any rights or remedies under or by reason of this Agreement, other than the parties hereto and their successors and permitted assigns.

     28. COUNTERPARTS: This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same single binding Agreement.

     29. FACSIMILE: The Signatories below agree to accept signatures transmitted by facsimile as a true and legally binding original document.

     30. ESSENCE OF AGREEMENT: It is acknowledged and agreed to by Contractor that the covenants contained above are of the essence in this Agreement, that each of such covenants is reasonable and necessary to protect and preserve the interest of Company's Business and that irreparable loss and damage will be suffered by Company should Contractor breach any of such covenants. Contractor further represents and acknowledges that Contractor will not be precluded from gainfully seeking or performing other business activities, or providing the same or similar services in a satisfactory fashion by the enforcement of these provisions.

     31. ENTIRE AGREEMENT - AMENDMENTS: This Agreement shall be deemed to express, embody and supersede all previous understandings, agreements and commitments, whether written or oral, between the parties hereto with respect to the subject matter hereof and to fully and finally set forth the entire Agreement between the parties hereto. No modifications or amendments to the covenants and provisions of this Agreement shall be binding unless stated in writing and executed by all parties to the Agreement or their duly authorized agents.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AGREED TO BY COMPANY:                       ACCEPTED BY CONTRACTOR:

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Edward C. Feintech, Chairman and CEO        Kenneth N. Hankin

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Witness                                     Witness

Company ______                     Page 4 of 4                 Contractor ______